EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-82369) of our report dated June 8, 2011, relating to the financial statements and schedule of the S1 Corporation 401(k) Savings Plan which appear in this Form 11-K.
/s/ Smith & Howard
Atlanta, Georgia
June 8, 2011